Exhibit 99.1

Ampio Pharmaceuticals Issues Letter to Stockholders

ENGLEWOOD, Colo., Apr. 18, 2023 – Ampio Pharmaceuticals, Inc. (NYSE American: AMPE) (the “Company”) today released the following letter to stockholders from its Chairman, Kevin Buchi and Chief Executive Officer, Mike Martino.

Dear Ampio Stockholders:

On March 27, 2023, we filed our 2022 Annual Report on Form 10-K. In this letter we would like to elaborate on two key operational points which were included in that Annual Report.

Firstly, we want to elaborate on progress with the development of what we have previously called, “AR-300.” We gained a considerable amount of knowledge about osteoarthritis (OA) from the company’s previous clinical and in vitro studies with Ampion. In January 2022, we began work on “AR-300,” a series of synthetic formulations of what we believed to be the three active pharmaceutical ingredients (APIs) that were present at low levels in Ampion.

Our development efforts in the first quarter 2023 have focused on rigorously testing different formulations of these APIs at an independent, well-respected research organization, using two validated, well-published rodent models of OA, which we will highlight here. The first model, called the medial meniscal tear (MMT) model, results in pathology that highly resembles the pathology that occurs with OA in humans, and is the most common preclinical model used by industry to identify potential therapies that may inhibit cartilage degeneration associated with OA. The second model, the mono-iodoacetate (MIA) model, measures the effects of potential therapies on the pain associated with progressive stages of OA, and is also the most common preclinical model used by industry to identify potential therapies to treat the pain associated with OA.

To-date, we have shown cartilage protection in the MMT model with multiple combinations of the prospective APIs, with one formulation generating especially encouraging results. Additionally, in the MIA model, several alternative formulations have demonstrated immediate and early pain reduction in the inflammatory pain phase of the model. The combination of pain reduction and prevention of cartilage degeneration provides optimism that we have a drug candidate to treat OA of the knee (OAK). Of course, we will have to demonstrate these benefits in clinical trials acceptable to regulators and payers, but we are encouraged by these results. Additionally, we want to emphasize that these are results that were never observed with Ampion, nor with the original formulations of AR-300. These results show that we are now in possession of new and unique formulations, separate and distinct from both Ampion and AR-300, that demonstrate their own therapeutic potential. Because of that, we have already taken steps to protect this new intellectual property, worldwide.

Based on this progress, we have focused our ongoing efforts toward optimizing two potential formulations to take forward into development. In the third quarter of 2023, we intend to select one of these optimized formulations to move towards clinical development. Given that these formulations are unique, proprietary, and are neither Ampion nor AR-300 (or derivatives thereof), we will now refer to development of these new formulations as OA-20X program. With the data from these additional studies, we will be in position later this year to seek scientific advice meetings with the FDA, UK, and EU regulatory authorities.

Secondly, we want to elaborate on our progress in implementing a hybrid, virtual organizational model. From the outset, our intent was (and remains) to retain the organizational capabilities to govern a publicly traded company, comply with related reporting requirements, lead strategy development and program selection, and identify, retain, and manage third-party contractors with specific and proven expertise in the different, related activities required to develop a drug (e.g., drug candidate selection, formulation development, GMP manufacturing, preclinical development, clinical development, regulatory, etc.) on a just-in-time, as needed basis. We believe this model positions us to drive strategic development in the most expeditious and cost-effective way.

We communicated, and began implementing, this organizational strategy at the end of 2022 with a planned reduction in force, which continued into the first quarter 2023. In addition, we entered into a sublease agreement effective March 1, 2023, whereby we have subleased the entire Ampio facility in Colorado. As a result of implementing this organizational strategy, Ampio now has five full-time employees, numerous engaged consultants with industry leading expertise in osteoarthritis (OA) drug development (as outlined above) and independent labs and contract manufacturing partners, all collaborating to further the development of the OA-20X program. We expect to remain a Colorado-based company for the foreseeable future and for the time being have retained our current mailing address. We estimate that this strategy will result in annualized cost savings of approximately $4.6 million, allowing us to focus our cash investment on OA-20X development for 2023 in addition to our ongoing governance and reporting obligations as a publicly traded company and other necessary expenses.

Again, this update elaborates on just two points from our recently filed Annual Report, and we encourage you to read the full Annual Report in its entirety because it contains important information. We look forward to updating you following conclusion of the third quarter 2023.

Best regards,

J. Kevin Buchi, Chair of the Board of Directors

Michael A. Martino, Chief Executive Officer

Caution Regarding Forward-Looking Statements

All statements other than statements of historical facts contained in this letter, including statements regarding our anticipated future clinical developments, future financial position, and plans and objectives of management for future operations, are forward-looking statements. Words such as “may”, “will”, “should”, “forecast”, “could”, “expect”, “suggest”, “believe”, “estimate”, “continue”, “anticipate”, “intend”, “ongoing”, “opportunity”, “potential”, “predicts”, “seek”, “plan,” or similar words, or the negatives of such terms or other variations on such terms or comparable terminology, typically identify forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events and trends that are subject to risks and uncertainties including: we are dependent on the success of our OA-20X program and we cannot be certain that any preclinical data will support its further development; there can be no assurance that we will be successful in identifying or completing any strategic alternative or that any such strategic alternative will yield value for our stockholders; we may not be able to manage third parties to provide timely, high quality, and cost-effective services to us; our history of losses and our cash resources available to execute our business plan over the next twelve months raise substantial doubt about our ability to continue as a going concern; we are involved in legal proceedings that likely will adversely affect our financial position and our pursuit of strategic alternatives; we may need additional capital to fund our future operations, the development of the OA-20X program and any strategic transaction; we are dependent on adequate protection of our patent and proprietary rights; the price of our stock has been and may continue to be extremely volatile; if we cannot continue to satisfy the NYSE American continued listing requirements and rules, our securities may be delisted, which could negatively impact the price of our securities; and other risks described in “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic reports filed with the SEC.

We undertake no obligation to update or revise publicly any forward-looking statements to reflect events or circumstances after the date of such statements for any reason, except as otherwise required by law.

For more information, contact:

Ampio Pharmaceuticals, Inc.

Michael Martino

Chief Executive Officer

mmartino@ampiopharma.com